EXHIBIT 10.22


                          SECURITIES PURCHASE AGREEMENT


           This Securities Purchase Agreement ("Agreement") is made as of December 31, 2002, by and between OFFSHORE AVIATION INC., a Delaware corporation ("Buyer") and EDWARD L. BEHNE, an individual resident of Houston, Texas ("Seller").

                                    RECITALS

           Seller owns Eight Hundred (800) shares, being eighty percent (80%) of the issued and outstanding shares and other securities and rights and claims with respect thereto of TEX-AIR HELICOPTERS, INC., a Texas corporation ("Company"); and

           Seller desires to sell and Buyer desires to purchase, Eight Hundred
(800) shares together with all of the securities and rights and claims with respect thereto of Seller's interest in the Company (the "Securities"), for the consideration and on the terms set forth in this Agreement.

                                    AGREEMENT

           The parties, intending to be legally bound, agree as follows:

                                 1. DEFINITIONS

           For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

"AFFILIATE"-- "Affiliate" of any Person means any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or is controlled by such Person and in the case of individuals shall include immediate family members.

"AIRCRAFT"--any aircraft or helicopters of any kind.

"APPLICABLE CONTRACT"--any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

"AUTHORIZED SHARES"--as defined in Section 3.3.

"BALANCE SHEET"--as defined in Section 3.5 of this Agreement.

"BEST EFFORTS"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.


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"BREACH"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

"BUYER"--as defined in the first paragraph of this Agreement.

"BUYER ADVISORS"--as defined in Section 5.1 of this Agreement.

"CLOSING"--as defined in Section 2.3.

"CLOSING DATE"--the date and time as of which the Closing actually takes place.

"COMPANY"--as defined in the Recitals of this Agreement.

"CONSENT"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

"CONTEMPLATED TRANSACTIONS"--all of the transactions contemplated by this Agreement, including:

(a) the sale of the Securities by the Seller to Buyer under this Agreement;

(b) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement; and

(c) Buyer's acquisition and ownership of the Securities, and exercise of control over the Company.

"CONTRACT"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

"DAMAGES"--as defined in Section 10.2.

"DISCLOSURE SCHEDULES"--the disclosure schedules delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement.

"EBITDA"- Earnings before Interest, Taxes, Depreciation and Amortization. The financial statements used to calculate EBITDA shall be prepared in accordance with Generally Accepted Accounting Principles.

"EMPLOYMENT AGREEMENTS"--as defined in Section 5.8.



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"ENCUMBRANCE"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"ENVIRONMENT"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

"ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

(a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

(b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

(c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

(d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal", "remedial", and "response action include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ' 9601 et seq., as amended ("CERCLA").

"ENVIRONMENTAL LAW"--any Legal Requirement that requires or relates to:

(a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

(b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;



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(c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

(d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

(e) protecting resources, species, or ecological amenities;

(f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

 (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

(h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

"FACILITIES"--any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment of any type thereon or any motor vehicles (other than any Aircraft) currently or formerly owned or operated by the Company.

"FINAL BALANCE SHEET"--as defined in Section 2.2.

"GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.

"GOVERNMENTAL AUTHORIZATION"--any approval, order, consent, license, permit, franchise, filling, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"GOVERNMENTAL BODY"--any:

(a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

(b) federal, state, local, municipal, foreign, or other government;

(c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(d) multi-national organization or body; or




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(e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"HAZARDOUS ACTIVITY"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

"HAZARDOUS MATERIALS"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefore and asbestos or asbestos-containing materials.

"INTELLECTUAL PROPERTY ASSETS" --as defined in Section 3.18.

"IRC"--the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

"IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

"ISSUED SHARES"--as defined in Section 3.3.

"KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

(a) such individual is actually aware of such fact or other matter; or

(b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, trustee or agent of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

"LEGAL REQUIREMENT"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.




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"OCCUPATIONAL SAFETY AND HEALTH LAW"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

"ORDER"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

"ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

(a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

(b) such action is not required to be authorized by the shareholders, board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

(c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

"OTHER AGREEMENTS"--as defined in Section 3.2 of this Agreement.

"OUTSIDE CLOSING DATE"--as defined in Section 2.3.

"PURCHASE PRICE"--as defined in Section 2.2.

"PERSON"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"RANCH PROPERTY"--Two parcels of property located in Kinney and Edwards Counties, Texas, with one parcel consisting of approximately 1,944.72 acres in



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Kinney County and the second parcel consisting of approximately 1,165.22 acres in Kinney and Edwards. Such property shall be deemed to include improvements and incidental equipment and vehicles regularly kept on the property, along with the specific equipment listed on or referred to in Schedule 11.1 hereto.

"RELATED PERSON"--with respect to a particular individual:

(a) each other member of such individual's Family;

(b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

(c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

(d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

(a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

(b) any Person that holds a Material Interest in such specified Person;

(c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

(d) any Person in which such specified Person holds a Material Interest;

(e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

(f) any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 20% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 20% of the outstanding equity securities or equity interests in a Person.

"RELEASE"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.



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"REPRESENTATIVE"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"SECURITIES"-- as defined in the opening recitals of this Agreement.

"SECURITIES ACT"--the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"SECURITIES EXCHANGE ACT"--the Securities Exchange Act of 1934, as amended, or any successor law and regulations and rules issued pursuant to that Act or any successor law.

"SELLER"--as defined in the first paragraph of this Agreement and his respective heirs, personal representatives, successors, assigns, and transferees.

"SELLER'S RELEASES"--as defined in Section 2.4.


"SHAREHOLDER EQUITY"--The amount determined in accordance with GAAP and reflected in the balance sheet of the Company as shareholder equity.

"SUBSIDIARY"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

"TAX RETURN"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

"THREAT OF RELEASE"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

"THREATENED"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would




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lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.



                   2. SALE AND TRANSFER OF SECURITIES; CLOSING

2.1        SECURITIES

           Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell, transfer, convey, and assign his right, title and interest in the Securities to Buyer, and Buyer will purchase the Securities from Seller.

2.2        PURCHASE PRICE

          (a) The purchase price (the "Purchase Price") for the Securities will be:

               (1) 68,292 shares of common stock in SEACOR SMIT Inc. (trading symbol CKH-NYSE) (as such shares may be subsequently adjusted for stock splits, reverse stock splits, stock dividends, and any shares of stock issued as a result of a merger of SEACOR SMIT Inc. and another entity in which SEACOR SMIT Inc. is not the surviving entity, the "Seacor Shares"), and

               (2) Seller will have the opportunity to receive additional consideration (the "Earnout") based upon certain performance standards of the Company during the 24 month period after Closing (the "Earnout Period"). The Earnout shall be based on the improvement in performance from a base EBITDA and shall be equal to 50% of the excess of "Earnout EBITDA" (as hereinafter defined) for the Earnout Period over the "Base EBITDA" (as hereinafter defined) for the Earnout Period, subject to a minimum payment of $250,000 and a maximum payment of $900,000, as adjusted pursuant to the provisions of subparagraph (c) below. "Earnout EBITDA" shall mean the EBITDA for the Company for the Earnout Period derived from the Company's existing operations and shall exclude earnings derived from investments in additional equipment or acquisitions for the Company. If any of the Company's equipment is sold during the Earnout Period the parties will adjust the Earnout EBITDA on a mutually agreeable basis. "Base EBITDA" shall mean $5,600,000 and shall be calculated in the same manner as Earnout EBITDA. Within 45 days following the end of the Earnout Period, the Company will provide the calculation of the Earnout to the Seller and will provide any supporting documentation reasonably requested by the Seller. The Seller shall have 15 days from receipt thereof to review the calculations and approve the Earnout calculations. In the event that the Seller does not agree with the calculations, then the parties shall hire PricewaterhouseCoopers LLP to compute the Earnout. and that computation shall be binding, final and not subject to appeal or further review by either party. The payment of the Earnout will



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               be delayed until such computation is complete. For the purposes of calculating the Earnout, in the event of a change in the Company's accounting policies, EBITDA will be calculated using the historical accounting policies.

          (b) The Seacor Shares shall be registered shares from Buyer's parent's current acquisition shelf Registration Statement and trading of such shares shall not be subject to holding or notice periods other than those which may be applicable by operation of law, or as a result of the application of SEACOR SMIT Inc.'s insider trading policy.

          (c) No Earnout shall be payable by Buyer in the event the value of the Seacor Shares issued to Seller under subparagraph (a) (1) above appreciates, by means of the calculations described herein (the "Share Appreciation Value"), by $900,000. The maximum Earnout payment of $900,000 shall be reduced by any such Share Appreciation Value. In the event that the Share Appreciation Value exceeds $650,000, the minimum Earnout payment shall also be reduced. The Share Appreciation Value shall be calculated by adding the sum of (i) the Maximum Value (as hereinafter defined) of 42,683 Seacor Shares; (ii) the Realized Value (as defined below) of any Seacor Shares, up to a maximum of 10,243 Seacor Shares, that may be sold by the Seller; and (iii) the Maximum Value of any remaining Seacor Shares issued pursuant to this transaction and not included in (i) or (ii) above. Realized Value shall be defined as the number of Seacor Shares sold by Seller multiplied by their actual gross selling price, assuming an arms' length transaction with a registered broker/dealer. Maximum Value shall be defined as the number of shares multiplied by the difference of the lowest closing price of the ten highest closing prices within the Earnout Period, less $41.00.

          (d) Any Earnout payable under this Section will be paid to Seller annually, in one-third increments, commencing on the third anniversary date of the Closing. Any such Earnout payable will be calculated in dollars, but paid to Seller in whole shares of Seacor common stock, at a share price equal to the average Seacor common stock price at the close of trading for the 20 calendar days immediately preceding payment, with any necessary adjustment for fractional shares paid in cash.

2.3        CLOSING

           The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Buyer's counsel Bell, Ryniker, Letourneau and Nork, P.C., 5847 San Felipe, Suite 4600, Houston, Texas 77057 at 10:00 a.m., on a date to be determined by mutual agreement of the parties, but not later in any event than December 31, 2002 (the "Outside Closing Date"). Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant



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to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

2.4        CLOSING OBLIGATIONS

           At the Closing:

(a) Seller will deliver, convey, transfer and assign to Buyer:

       (i)    certificates representing the Shares in the name of Buyer;

       (ii) all other Securities, including promissory notes and warrants issued by the Company; and

       (iii)  the written resignation of all directors of the Company;

       (iv) the minute books and equity interest transfer records relating to the Company, together with originals of all Company books and records, including accounting records and business records of every kind;

       (v) all such documents, agreements or instruments as Buyer shall deem reasonably necessary to Buyer to exercise control over the Company's bank and deposit accounts and other arrangement pursuant to which third parties hold, receive or disburse securities, cash property or rights, including, but not limited to signature cards for the Company's demand accounts; and

       (vii) a release for the benefit of the Company and the Buyer, waiving and forever releasing any claim, right or cause of action Seller may have against or with respect to the Company or binding upon any of the assets of the Company; and

       (viii) a certificate executed by Seller representing and warranting to Buyer that each of Seller's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Schedules that were delivered by Seller to Buyer prior to the Closing Date in accordance with
              Section 5.5); and

(b) Buyer will deliver to Seller:

       (i)    the Purchase Price; and

       (ii) a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.



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2.5        ESCROW

           As security for Seller's obligations under this Agreement and that certain Employment Agreement between Seller and the Company, of even date, 6097 shares of the Seacor Shares (the "Remaining Shares") from the Purchase Price shall be placed in escrow at Closing, for a period of eighteen months, with Michael K. Bell (the "Escrow Agent") pursuant to an escrow agreement substantially in the form attached hereto as Exhibit 2.5 (the "Escrow Agreement"). The Escrow Agreement will provide for the release of the Remaining Shares to Seller on the eighteenth month anniversary date of the Closing, subject to the terms of the Escrow Agreement.


                   3. REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

3.1        ORGANIZATION AND GOOD STANDING

(a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. The Company has no Subsidiaries.

(b) Seller has delivered to Buyer complete and accurate copies of the Organizational Documents of the Company, as currently in effect.

3.2        AUTHORITY; NO CONFLICT

(a) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Upon the execution and delivery by Seller of this Agreement and each of the other agreements required to be entered into by the Seller pursuant to the terms and conditions of this Agreement including without limitation the Escrow Agreement and the Employment Agreement ("Other Agreements"), said Other Agreements will constitute the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Other Agreements and to perform their obligations under this Agreement and the Other Agreements.

(b) Except as set forth in Schedule 3.2, neither the execution and delivery of this Agreement nor the Other Agreements nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):




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       (i)    contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company;

       (ii) to the knowledge of Seller, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or either Seller, or any of the assets owned or used by the Company, may be subject;

       (iii) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

       (iv) result in the imposition or creation of any Encumbrance upon or with respect to any of the Securities or assets owned or used by the Company.

Except as set forth in Schedule 3.2, neither Seller nor the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

3.3        CAPITALIZATION AND FINANCIAL STRUCTURE

           The authorized equity securities of the Company consist of One Hundred Thousand (100,000) shares of common stock, no par value per share (the "Authorized Shares"), of which One Thousand (1000) shares are issued and outstanding (the "Issued Shares"). Other than those previously issued to Buyer, there are no warrants, options, or other Securities of the Company which are in effect. Seller is and will be on the Closing Date, the record and beneficial owner and holder of Eight Hundred (800) shares of the Issued Shares, free and clear of all Encumbrances. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the Issued Shares have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding equity securities or other Securities of the Company was issued in violation of the Securities Act or any other Legal Requirement.

3.4        BOOKS AND RECORDS

           The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of such books and records will be in the possession of the Company.

3.5        TITLE TO PROPERTIES; ENCUMBRANCES

           Schedule 3.5 contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by the Company. Seller has delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Company acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Seller or the Company and relating to such property or interests. The Company owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the Facilities owned or operated by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the balance sheet of the Company attached to Schedule 3.5 (the "Balance Sheet") (except for assets held under capitalized leases disclosed or not required to be disclosed in Schedule 3.5, and personal property sold since the date of the Balance Sheet in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Schedule 3.6. All material properties and assets reflected in the Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned by the Company lie wholly within the boundaries of the real property owned by the Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

3.6        NO UNDISCLOSED LIABILITIES

           Except as set forth in Schedule 3.6, to the knowledge of Seller, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

3.7        TAXES

(a) The Company has filed or caused to be filed (on a timely basis since January 1, 1998) all Tax Returns that are or were required to be filed, pursuant to applicable Legal Requirements. Seller has delivered or made available to Buyer copies of, and Schedule 3.7 contains a complete and accurate list of, all such Tax Returns relating to income or franchise taxes filed since January 1, 1998. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller or the Company, except such Taxes, if any, as are listed in Schedule 3.7 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet.

(b) The United States federal and state income Tax Returns of the Company subject to such Taxes have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through 1998. Schedule 3.7 contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Schedule 3.7, are being contested in good faith by appropriate proceedings. Schedule 3.7 describes all adjustments to the United States federal income Tax Returns filed by the Company for all taxable years since 1998, and the resulting deficiencies proposed by the IRS. Except as described in Schedule 3.7, no Seller or the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes for which the Company may be liable.

(c) The charges, accruals, and reserves with respect to Taxes on the respective books of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company's liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet or in Schedule 3.7. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

 (d) All Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement. The Company is not, or within the five-year period preceding the Closing Date has been, an "S" corporation. During the consistency period (as defined in Section 338(h)(4) of the IRC with respect to the sale of the Shares to Buyer), neither the Company or target affiliate (as defined in Section 338(h)(6) of the IRC with respect to the sale of the Shares to Buyer) has sold or will sell any property or assets to Buyer or to any member of the affiliated group (as defined in Section 338(h)(5) of the IRC) that includes Buyer. Schedule 3.7 lists all such target affiliates.

3.8        NO MATERIAL ADVERSE CHANGE

           The Balance Sheet fairly and accurately shows the financial condition of the Company as of the date of the Balance Sheet. Except as disclosed in
Schedule 3.8 hereto, since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

3.9        EMPLOYEE BENEFITS

           Except as set forth in Schedule 3.9, the Company does not have any collective bargaining, labor, profit sharing, pension, retirement, stock option, incentive, benefit, or other similar contract plan or arrangement. The Company does not sponsor, nor is it obligated to contribute to any employee benefit plan (as such term is defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended.

3.10       COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

(a) Except as set forth in Schedule 3.10,

       (i) the Company is, and at all times since March 22, 1988 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

       (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

       (iii) the Company has not received, at any time since March 22, 1988, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

 (b) Schedule 3.10 contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Schedule 3.11 is valid and in full force and effect. Except as set forth in Schedule 3.10:

       (i) the Company is, and at all times since March 22, 1988 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.10;

       (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.10, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in
              Schedule 3.10.

       (iii) the Company has not received, at any time since March 22, 1988, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

       (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in
              Schedule 3.10 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The Governmental Authorizations listed in Schedule 3.10 collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its businesses in the manner it currently conducts and operate such businesses and to permit the Company to own and use their assets in the manner in which it currently own and use such assets.

3.11       LEGAL PROCEEDINGS; ORDERS

(a) Except as set forth in Schedule 3.11, there is no pending Proceeding to the knowledge of Seller:

       (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

       (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of Seller and the Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Seller has delivered or made available to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in
Schedule 3.11.

(b) Except as set forth in Schedule 3.11:

       (i) there is no Order to which the Company, or any of the assets owned or used by the Company, is subject;

       (ii) neither Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; and

       (iii) to the Knowledge of Seller and the Companies, no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

(c) Except as set forth in Schedule 3.11 to the knowledge of Seller:

       (i) the Company is, and at all times since March 22, 1988, been in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

       (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

       (iii) the Company has not received, at any time since March 22, 1988, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

3.12       ABSENCE OF CERTAIN CHANGES AND EVENTS

           Except as set forth in Schedule 3.12, since the date of the Balance Sheet, the Company has conducted its businesses only in the Ordinary Course of Business and there has not been any:

(a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

(b) amendment to the Organizational Documents of the Company;

(c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

(d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

(e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

(f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $250,000.00;

(g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

(h) cancellation or waiver of any claims or rights with a value to the Company in excess of $250,000.00;

(i) material change in the accounting methods used by the Company;

(j) material change in the present policies and practices of the Company;

(k) entering into any new property or equipment leases, or incurring additional debt except for ordinary working capital; or

(l) agreement, whether oral or written, by the Company to do any of the foregoing.

3.13       CONTRACTS; NO DEFAULTS

(a) Schedule 3.13(a) contains a complete and accurate list, and Seller has delivered to or made available to Buyer true and complete copies, of:

       (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $500,000.00;

       (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $500,000.00;

       (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts by the Company in excess of $100,000.00;

       (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property including without limitation any Aircraft (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $100,000.00 and with terms of less than one year);

       (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

       (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

       (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

       (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

       (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

       (x) each power of attorney that is currently effective and outstanding;

       (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

       (xii) each Applicable Contract for capital expenditures in excess of $250,000.00;

       (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

       (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

Schedule 3.13(a) sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Company under the Contracts, and the Company office where details relating to the Contracts are located.

(b) Except as set forth in Schedule 3.13(b):

       (i) neither Seller (and no Related Person of either Seller) has or may acquire any rights under, and neither Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

       (ii) no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

(c) Except as set forth in Schedule 3.13(c), each Contract identified or required to be identified in Schedule 3.13(a) is in full force and effect and is valid and enforceable in accordance with its terms.

(d) Except as set forth in Schedule 3.13(d):

       (i) the Company is, and at all times since January 1, 1998, has been, in full compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

       (ii) each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and at all times since January 1, 1998, has been, in full compliance with all applicable terms and requirements of such Contract;

       (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

       (iv) the Company has not given to or received from any other Person, at any time since January 1, 1998, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

(e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

(f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

3.14       INSURANCE

(a) Seller has delivered to Buyer:

       (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the five years preceding the date of this Agreement;

       (ii) true and complete copies of all pending applications for policies of insurance; and

       (iii) any statement by the auditor of the Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

(b) Schedule 3.14(b) describes:

       (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder;

       (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

       (iii) all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

(c) Schedule 3.14(c) sets forth, by year, for the current policy year and each of the five preceding policy years:

       (i)    a summary of the loss experience under each policy;

       (ii) a statement describing each claim under an insurance policy for an amount in excess of $50,000.00, which sets forth:

                (A) the name of the claimant;

                (B) a description of the policy by insurer, type of insurance, and period of coverage; and

                (C) the amount and a brief description of the claim; and

        (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

(d) Except as set forth on Schedule 3.14(d):

        (i) All policies to which the Company is a party or that provide coverage to Seller, the Company, or any director or officer of the
             Company:

              (A)    are valid, outstanding, and enforceable;

              (B) are issued by an insurer that is financially sound and reputable;

              (C) taken together, provide adequate insurance coverage for the assets and the operations of the Company for all risks normally insured against by a Person carrying on the same business or businesses as the Company;

              (D) are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which any of them is bound;

              (E) will continue in full force and effect following the consummation of the Contemplated Transactions; and

              (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

       (ii) Neither Seller nor the Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

       (iii) The Company has paid all premiums due, and has otherwise performed all of their respective obligations, under the policy to which the Company is a party or that provides coverage to the Company or director thereof.

       (iv) The Company has given notice to the insurer of all claims that may be insured thereby.

3.15       ENVIRONMENTAL MATTERS

           Except as set forth in Schedule 3.15 to the knowledge of Seller:

 (a) The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither Seller nor the Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from
(i) any Governmental Body or private citizen acting in the public interest, or
(ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Seller or the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Seller, the Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

(b) There are no pending or, to the Knowledge of Seller and the Company, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Seller or the Company has or had an interest.

(c) Neither Seller nor the Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Seller or the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Seller, any Acquired Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

(d) Neither Seller nor the Company, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which Seller or the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

(e) There are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither Seller, the Company, any other Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Seller or the Company has or had an interest.

(f) There has been no Release or, to the Knowledge of Seller and the Company, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Seller or any Acquired Company has or had an interest, or any geologically or hydrologically adjoining property, whether by Seller, the Company, or any other Person.

(g) Seller has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Seller, the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

3.16       EMPLOYEES

(a) Schedule 3.16 contains a complete and accurate list of the following information for each employee or director of the Company, whether or not such employee is employed by the Company directly or through a co-employer partnership agreement, employee leasing agreement or some other form of third-party labor agreement, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 1999; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan, if any.

(b) No employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Seller or the Company by any such employee or director. To Seller's Knowledge, no director, officer, or other key employee of the Company intends to terminate his employment with the Company.

(c) Schedule 3.16 also contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

3.17       LABOR RELATIONS; COMPLIANCE

           Since December 1, 1996, the Company has not been or is not a party to any collective bargaining or other labor Contract. Since December 1, 1996, there has not been, there is not presently pending or existing, and to Seller's Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent. To Seller's Knowledge no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

3.18       INTELLECTUAL PROPERTY

(a) Intellectual Property Assets--The term "Intellectual Property Assets" includes:

       (i) the name Tex-Air Helicopters, Inc. and Tex-Air, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

       (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

       (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights");

       (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by the Company as licensee or licensor.

(b) Agreements-Schedule 3.18(b) contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $50,000.00 under which the Company is the licensee. There are no outstanding and, to Seller' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.



(c)        Know-How Necessary for the Business

       (i) The Intellectual Property Assets are all those necessary for the operation of the Company businesses as is currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

       (ii) Except as set forth in Schedule 3.18(c), all former and current employees of the Company have executed written Contracts with the Company that assign to Company all rights to any inventions, improvements, discoveries, or information relating to the business of the Company. No employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company

(d)        Patents

       (i) Schedule 3.18(d) contains a complete and accurate list and summary description of all Patents. The Company is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

       (ii) All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

       (iii) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To Seller's Knowledge, there is no potentially interfering patent or patent application of any third party.

       (iv) No Patent is infringed or, to Seller's Knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

       (v) All products made, used, or sold under the Patents have been marked with the proper patent notice.

(e)        Trademarks

       (i) Schedule 3.18(e) contains a complete and accurate list and summary description of all Marks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

       (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

       (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Seller's Knowledge, no such action is Threatened with the respect to any of the Marks.

       (iv) To Seller's Knowledge, there is no potentially interfering trademark or trademark application of any third party.

       (v) No Mark is infringed or, to Seller's Knowledge, has been challenged or threatened in any way. None of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

       (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

(f)        Copyrights

       (i) Schedule 3.18(f) contains a complete and accurate list and summary description of all Copyrights. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

       (ii) All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

       (iii) No Copyright is infringed or, to Seller's Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

       (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

(g)        Trade Secrets

       (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

       (ii) Seller and the Company have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

       (iii) Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Seller' Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.19       CERTAIN PAYMENTS

           Since December 1, 1996, neither the Company or director, officer, agent, or employee of the Company, or to Seller's Knowledge any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or
(iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

3.20       DISCLOSURE

(a) No representation or warranty of Seller in this Agreement and no statement in the Schedules attached hereto omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

(b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

3.21       RELATIONSHIPS WITH RELATED PERSONS

           No Seller or any Related Person of Seller or of the Company has, or since December 1, 1996, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible, including without limitation any Aircraft), used in or pertaining to the Company's businesses except as expressly set forth in Schedule 3.21. No Seller or any Related Person of Seller or the Company is, or since December 1, 1996 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company, other than business dealings or transactions conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices and on substantially prevailing market term, or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Schedule 3.21, no Seller or any Related Person of Seller or of the Company is a party to any Contract with, or has any claim or right against, the Company.

3.22       BROKERS OR FINDERS

           Seller and his agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

3.23       AIRCRAFT CONDITION

(a) Schedules 3.23(a) contain descriptions and specifications for all Aircraft owned by the Company as of the date of signing hereof, including a listing of all accessories, avionics, and other add-ons to each aircraft, and the "total time" and "since overhaul" times on all components. Seller has also delivered to Buyer the original and complete engine and airframe logbooks for each Aircraft referenced in Schedules 3.23(a) . With respect to each of said Aircraft and logbooks, except as set forth in Schedule 3.23(a):

       (i) The Aircraft and its engines and components are fully and completely airworthy and in good and serviceable condition, fit for the purpose or purposes and the conduct of the Company's business;

       (ii) All engine and airframe logbooks are complete and accurate and fairly and accurately represent, in all respects whatsoever, the operating and maintenance history of each aircraft and its engines and components;

       (iii) The Aircraft and its engines and components have been flown and maintained in accordance with all federal, state, and local ordinances, statutes, regulations, permits, and authorizations which were applicable at any time while said aircraft was under the operational control of Seller and/or the Company;

       (iv) The Aircraft and its engines and components have been maintained, repaired, and overhauled in strict accordance with any and all directives, mandatory service bulletins, alert service bulletins, airworthiness directives, or any other directive or instruction of either the manufacturer or the Federal Aviation Administration;

       (v) Except as otherwise noted in either the engine or airframe logbook for the Aircraft or as may be set forth in the pertinent schedule for each aircraft, there is no damage history to the aircraft or its engines/components; and

       (vi) The Aircraft has not been used for flight instruction or flight training of any kind or character and have, while at all times under the operational control of Seller and/or the Company, been flown only by good, safe, and competent pilots who were fully licensed and authorized under federal, state, and local laws and ordinances to fly the aircraft.

                   4.0 REPRESENTATIONS AND WARRANTIES OF BUYER

           Buyer represents and warrants to Seller as follows:

4.1        ORGANIZATION AND GOOD STANDING

           Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

4.2        AUTHORITY; NO CONFLICT

(a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

       (i)    any provision of Buyer's Organizational Documents;

       (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

       (iii)  any Legal Requirement or Order to which Buyer may be subject; or

       (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

Except as set forth in Schedule 4.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.3        INVESTMENT INTENT

           Buyer is acquiring the Securities for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

4.4        CERTAIN PROCEEDINGS

           There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

4.5        BROKERS OR FINDERS

           Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Seller harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

              5.0 COVENANTS OF SELLER PRIOR TO CLOSING DATE

5.1        ACCESS AND INVESTIGATION

           Between the date of this Agreement and the Closing Date, Seller and his Representatives will (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") full and free access to the Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

5.2        OPERATION OF THE BUSINESSES OF THE COMPANY

           Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company to:

(a) conduct their business only in the Ordinary Course of Business, including, without limitation to the generality of the foregoing, all necessary and proper maintenance and repair of all Aircraft of the Company or as referenced in 5.8 hereof and in full compliance with applicable Legal Requirements including without limitation the Federal Aviation Administration and manufacturers' requirements, including without limitation, all minor or major inspections and/or overhauls promptly when due;

(b) use their Best Efforts to preserve intact their current business organization, keep available the services of the current officers, employees, and agents thereof, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships therewith;

(c) confer with Buyer concerning operational matters of a material nature; and

(d) otherwise report periodically to Buyer concerning the status of their business, operations, and finances.

5.3        NEGATIVE COVENANTS

           Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller will not, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.12 is likely to occur; provided, however, Seller may by written request to Buyer seek Buyer's consent to such change or event and Buyer must respond in writing to such request within five (5) business days. In the event Buyer does not respond within such time, it shall be presumed that Buyer consented thereto.

5.4        REQUIRED APPROVALS

           As promptly as practicable after the date of this Agreement, Seller will, and will cause the Company to, (a) make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions and (b) obtain all Consents identified in Schedule 3.2. Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all Consents identified in Schedule 4.2.

5.5        NOTIFICATION

           Between the date of this Agreement and the Closing Date, each Seller will promptly notify Buyer in writing if such Seller or the Company become aware of any fact or condition that causes or constitutes a Breach of any of Seller's representations and warranties as of the date of this Agreement, or if such Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Each Seller shall also notify Buyer in writing if such Seller or the Company becomes aware of any material adverse change in the business prospects, operations, earnings, assets, or financial or other condition of the Company. Should any such fact or condition require any change in any Disclosure Schedule if the Schedule were dated the date of the occurrence or discovery of any such fact or condition, Seller will promptly deliver to Buyer a supplement to the Disclosure Schedule specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Seller in this Section 5 or of the occurrence of any event that may prevent satisfaction of the conditions in
Section 7. Buyer shall have no obligation to accept such supplement to the Disclosure Schedules or waive Breach of any covenant of Seller in this Section 5 or the occurrence of any event that may prevent satisfaction of the conditions in Section 7.

5.6        PAYMENT OF INDEBTEDNESS BY SELLER OR RELATED PERSONS

           Except as expressly provided in this Agreement, Seller will cause all indebtedness owed to the Company by Seller or any Related Person of Seller or Company or owed by the Company to Seller or any Related Person of Seller or Company to be paid in full prior to Closing.



5.7        CERTAIN AIRCRAFT

           By Closing, Seller will have agreed to transfer to the Company all right, title, and ownership to the Aircraft listed in Schedule 5.7, and other property where title may be held in Seller's name, including, but not limited to, trailers and vehicles, primarily used by Company in its operations free and clear of all liens, claims, and encumbrances except the outstanding aircraft security interests thereon listed in Schedule 5.7, with the closing of such transfer of ownership to occur no later than January 10, 2003. In consideration of such transfer, the Company shall assume the indebtedness of Seller to the parties and in the amounts listed on Schedule 5.7 and will use its Best Efforts to have any personal guarantees of Seller thereof released.


5.8        EMPLOYMENT AGREEMENTS

           At Closing, Seller shall execute an employment agreement substantially in the form attached hereto as Exhibit 5.8 for a three (3) year period commencing as of the Closing Date.

5.9        NO NEGOTIATION

           Until such time, if any, as this Agreement is terminated pursuant to
Section 9, Seller will not, and will cause the Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

5.10       BEST EFFORTS

           Between the date of this Agreement and the Closing Date, Seller will use his Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

            6.0 COVENANTS OF BUYER PRIOR TO CLOSING DATE

           6.1       APPROVALS OF GOVERNMENTAL BODIES

           As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, (a) make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions and (b) obtain all Consents identified in Schedule 4.2. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, (i) cooperate with Seller with respect to all filings that Seller are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Seller in obtaining all consents identified in Schedule 3.2; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

6.2        BEST EFFORTS

           Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

7.0 CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

Buyer's obligation to purchase the Securities and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

7.1 CLOSING UNDER OTHER AGREEMENTS

           (a) Execution by Seller of Escrow Agreement, the form similar to
Exhibit 2.5 hereto.

           (b) Execution by Seller of the Employment Agreement, in the form similar to Exhibit 5.8 hereto.

7.2        ACCURACY OF REPRESENTATIONS

           All of Seller's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Schedules.

7.3        SELLER'S PERFORMANCE

(a) All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all respects.

 (b) Each document required to be delivered pursuant to Section 2.4 must have been delivered, and each of the other covenants and obligations in Sections 5.7 must have been performed and complied with in all respects.

7.4        CONSENTS

           Each of the Consents identified in Schedule 3.2, and each Consent identified in Schedule 4.2, must have been obtained and must be in full force and effect.


7.5        ADDITIONAL DOCUMENTS

           Each of the following documents must have been delivered to Buyer:

           such other documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of Seller's representations and warranties, (ii) evidencing the performance by either Seller of, or the compliance by either Seller with, any covenant or obligation required to be performed or complied with by such Seller, (iii) evidencing the satisfaction of any condition referred to in this Section 7, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

7.6        NO PROCEEDINGS

           Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

7.7        NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

           There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any Security of, or any other voting, equity, or ownership interest in, any of the Company or (b) is entitled to all or any portion of the Purchase Price payable for the Securities.

8.0  CONDITIONS PRECEDENT TO SELLER'S  OBLIGATION TO CLOSE

           Seller's obligation to sell the Securities and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

8.1        ACCURACY OF REPRESENTATIONS

           All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

8.2        BUYER'S PERFORMANCE

(a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all respects.

(b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 and must have made the payment required to be made by Buyer pursuant to Sections 2.(B)(i).

8.3        CONSENTS

           Each of the Consents, if any, identified in Schedule 3.2 must have been obtained and must be in full force and effect.

8.4        ADDITIONAL DOCUMENTS

           Buyer must have caused the following documents to be delivered to
Seller:

           such other documents as Seller may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Buyer, (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iii) evidencing the satisfaction of any condition referred to in this Section 8, or
(iv) otherwise facilitating the consummation of any of the Contemplated Transactions.

8.5        NO INJUNCTION

           There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Securities by Seller to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

                                 9.0 TERMINATION

9.1        TERMINATION EVENTS

           This Agreement may, by notice given prior to or at the Closing, be terminated:

(a) by either Buyer or Seller if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

(b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes prevented (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes prevented (other than through the failure of Seller to comply with his obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

(c) by mutual consent of Buyer and Seller; or

(d) by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) by the Outside Closing Date, or such later date as the parties may agree upon.

9.2        EFFECT OF TERMINATION

           Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections
12.1 and 12.3 will survive for a period of two (2) years from the date of execution of this Agreement; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                         10.0 INDEMNIFICATION; REMEDIES

10.1       SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

           All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedules, the supplements to the Disclosure Schedules, the certificate delivered pursuant to Section 2.4(a)(viii), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

10.2       INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER

           Seller will indemnify and hold harmless Buyer, the Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively "Damages"), arising, directly or indirectly, from or in connection with:

(a) any Breach of any representation or warranty made by Seller in this Agreement as of the date hereof (without giving effect to any supplement to the Disclosure Schedules), the Disclosure Schedules, the supplements to the Disclosure Schedules, or any other certificate or document delivered by Seller pursuant to this Agreement other than any such Breach that is disclosed in a supplement to the Disclosure Schedule accepted by Buyer and is expressly identified in the certificate delivered pursuant to Sections 2.4(a)(viii), as having caused the condition specified in Section 7.1 not to be satisfied;

(b) any Breach of any representation or warranty made by Seller in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Disclosure Schedules;

(c) any Breach by Seller of any covenant or obligation of Seller in this Agreement;

(d) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

10.3       INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

           Buyer will indemnify and hold harmless Seller, and will pay to Seller the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement,
(b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

10.4       PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

 (a) Promptly after receipt by an indemnified party under Section 10.2 or 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

(b) If any Proceeding referred to in Section 10.4(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

(c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

10.5       PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

           A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

                             11.0 GENERAL PROVISIONS

11.1       POST CLOSING COVENANTS

Schedule 11.1 contains (a) a complete and accurate description of the Ranch Property, including location and legal description, (b) a complete and accurate list of any and all deeds of trust, liens, security interests, promissory notes and guaranties on the Ranch Property, (c) a complete and accurate list of improvements, incidental equipment and vehicles regularly kept on the property, and a complete and accurate description of any outstanding taxes. At such time as Seller refinances the existing debt on the Ranch Property, including, but not limited to, the release and satisfaction of all deeds of trust, liens and/or other security interests on the Ranch Property granted by the Company and repayment of any and all promissory notes and/or releases of any and all guaranties made by the Company in connection therewith, including, without limitation, the deeds of trust and notes listed in Schedule 11.1, and Seller furnishes Buyer with proof thereof satisfactory to Buyer and its counsel, Buyer will cause the Company to execute and deliver to Seller a deed and bill of sale for the Ranch Property, substantially in the forms attached hereto as Exhibit
11.1. Until such refinancing is accomplished, Seller shall pay and perform, as and when due, in place of the Company, any and all obligations, taxes and/or liabilities of the Company in connection with the Ranch Property and/or such deeds of trust, liens, security interests, notes, and guaranties, and shall defend and indemnify and hold harmless the Company from any such loss or liability therefore.

11.2       EXPENSES

           Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Seller will cause the Company not to incur any out of pocket expenses in connection with the negotiation, preparation, execution and performance of this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

11.3       PUBLIC ANNOUNCEMENTS

           Except as required by Legal Requirements, any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Seller shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Seller and Buyer will consult with each other concerning the means by which the Company employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

11.4       CONFIDENTIALITY

           Between the date of this Agreement and the Closing Date, Buyer and Seller will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Company to maintain in confidence, any written information stamped "confidential" when originally furnished by another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

11.5       NOTICES

           All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Seller:  Edward L. Behne

Facsimile No.: 713-649-1235

with a copy to:  Holland Law Office

Attention:   Jack Holland

Facsimile No.: 713-242-0254

Buyer:  Offshore Aviation Inc.

Attention: Milton Rose

Facsimile No.: (281) 899-4801

with a copy to:

Randall Blank

Facsimile No.:  (212) 582-8522

Alice Gran

Facsimile No.: 011 44 207 404 1301

11.6       JURISDICTION; SERVICE OF PROCESS

           Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Texas, County of Harris, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.


11.7       FURTHER ASSURANCES

           The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

11.8       WAIVER

           The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.9       ENTIRE AGREEMENT AND MODIFICATION

           This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

11.10  DISCLOSURE SCHEDULE

(a) The disclosures in the Disclosure Schedules, and those in any Supplement thereto, relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

(b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.



11.11      ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

           Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Buyer may assign any of its rights under this Agreement to any Parent or Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

11.12      SEVERABILITY

           The covenants and provisions of this Agreement are separate and independent. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.13      SECTION HEADINGS, CONSTRUCTION

           The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. The parties recognize and agree that this is a negotiated document between parties of equal bargaining power and is not a contract of adhesion and the terms and provisions hereof are not to be construed in favor of either party on the grounds that this Agreement was prepared by the other party.

11.14      TIME OF ESSENCE

           With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

11.15      GOVERNING LAW

           This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

11.16      COUNTERPARTS

           This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

11.17      ADVICE OF COUNSEL

    BY EXECUTING AND DELIVERING THIS AGREEMENT, SELLER ACKNOWLEDGES THAT HE HAS ACTUAL NOTICE OF ALL THE PROVISIONS CONTAINED IN THIS AGREEMENT AND THE AGREEMENTS REFERRED TO HEREIN, AFTER HAVING BEEN ADVISED TO RETAIN COUNSEL TO REVIEW THIS AGREEMENT AND THAT NEITHER BUYER NOR THE COMPANY NOR ANY OTHER PERSON HAS REPRESENTED THAT COUNSEL HAS BEEN PROVIDED FOR SELLER. SELLER AGREES THAT THIS AGREEMENT CONSTITUTES ADEQUATE NOTICE OF SUCH MATTERS AND SELLER HEREBY WAIVES ANY REQUIREMENT, STATUTORY OR OTHERWISE, THAT ANY FURTHER NOTICE, COUNSEL, OR ADVICE BE GIVEN. SELLER WARRANTS THAT HE IS NOT EXECUTING THIS AGREEMENT AND THE AGREEMENTS REFERRED TO HEREIN BECAUSE OF ANY PERSUASIVE STATEMENT, REPRESENTATION OR PROMISE MADE BY ANYONE WHOMSOEVER, OR FOR ANYTHING OTHER THAN WHAT IS RECITED AND DESCRIBED IN THIS AGREEMENT AND THE AGREEMENTS REFERRED TO HEREIN.


           IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                                            OFFSHORE AVIATION INC.


                                     By: /s/ MILTON R. ROSE
                                         ------------------------------------
                                     Name: MILTON R. ROSE
                                     Title:




                                         /s/ EDWARD L. BEHNE
                                         ------------------------------------
                                         EDWARD L. BEHNE

I, Mary Lynne Behne, spouse of Edward L. Behne, affirm that I am fully aware of, understand, and fully consent and agree to the provisions of this Agreement and its binding effect upon any community property interests that Edward L. Behne or Mary Lynne Behne may now or hereafter own, and agree that the termination of their marital relationship for any reason shall not have the effect of removing any shares of stock or other Securities otherwise subject to this Agreement from the coverage hereof, that I join in and agree to be bound by the terms and conditions of this Agreement, and that my awareness, understanding, consent, joinder and agreement are evidenced by my execution of this Agreement.



                                         /s/ MARY LYNNE BEHNE
                                         ------------------------------------
                                         MARY LYNNE BEHNE

                                ESCROW AGREEMENT

                                 (Exhibit 2.5)


           THIS ESCROW AGREEMENT (this "Agreement"), made this 31st day of December, 2002, by and between OFFSHORE AVIATION INC., a Delaware corporation (the "Purchaser"), EDWARD L. BEHNE, an individual resident of Houston, Harris County, Texas (the "Seller"), and BELL, RYNIKER, LETOURNEAU & NORK, P.C. (the "Escrow Agent"),


                                   WITNESSETH,

           WHEREAS, The Escrow Agent has agreed to act as an Escrow Agent for Purchaser and Seller and has agreed to hold in escrow on the terms and conditions set forth herein 6097 shares of common stock of SEACOR Smit Inc., a Delaware corporation, represented by certificate numbers ____________ (the "Shares") and any cash proceeds from the Shares realized in accordance with the terms of this Agreement, which cash proceeds will be maintained in Escrow Agents IOLTA Trust Account (the "Proceeds") (the "Shares" and "Proceeds" being collectively referred to herein as the "Escrowed Property");

           WHEREAS, the parties hereto do hereby appoint Escrow Agent to act as escrow agent to receive, hold, and release the Escrowed Property in accordance with the terms and conditions of this Agreement, and Escrow Agent accepts that appointment. Escrow Agent will not charge the parties a fee for acting solely in the capacity of escrow agent.

           IT IS HEREBY understood and agreed and Purchaser and Seller do hereby direct Escrow Agent, upon receipt of the Escrowed Property, to maintain the same in escrow until released in accordance with the terms and conditions hereof.

           IT IS HEREBY understood and agreed that the Escrowed Property will be released to Seller and deemed delivered to Seller by Purchaser only on the express terms and conditions hereof. On the 18-month anniversary of this Agreement, Escrow Agent shall release all of the Shares or the Proceeds from such Shares to Seller upon receipt by Escrow Agent of a statement signed by the President or any Vice President of Purchaser in the form attached hereto as Exhibit "A" certifying that Seller has complied with his obligations and paid in full any of his liabilities under that certain Securities Purchase Agreement between Seller and Purchaser of even date herewith (the "SPA") and that certain Employment Agreement between Seller and Tex-Air Helicopters, Inc., a Texas corporation (the "Company") of even date herewith (the "Employment Agreement") (the "SPA" and "Employment Agreement" being collectively referred to herein as the "Operative Agreements"). Upon Escrow Agent's release of the Escrowed Property, the escrow created under this Agreement will terminate and Escrow Agent will be released from all further responsibility.

           IT IS FURTHER understood and agreed that in the event the conditions for release of the Escrowed Property are not met, the Escrow Agent, in its sole discretion, may continue to hold said Escrowed Property or may invoke a concursus or interpleader proceeding in any state or federal court located in

Houston, Harris County, Texas, and tender into the registry of the court the Escrowed Property.

           FURTHER, Seller shall have the right to instruct Escrow Agent in writing to release to Seller's broker Comerica Securities (the "Broker") all or any of the Shares for sale at any time that the trading price of the Shares exceeds $50.00 per Share; provided, however, (i) such Shares shall only be sold for cash in an amount in excess of $50.00 per Share and (ii) the cash purchase price of the Shares less commissions and taxes which must be paid or withheld by Seller (the "Proceeds") shall be promptly wire transferred by the Broker to Escrow Agent's IOLTA trust account, banking details to be provided by Escrow Agent at such time.

           FURTHER, that in consideration of the Escrow Agent acting for the benefit of and at the request of Purchaser and Seller, the Purchaser and the Seller shall and do at all times hereafter well and sufficiently save, defend, keep harmless and indemnify the Escrow Agent, from all loss, damage, cost, charge, liability or expense (excepting therefrom any loss, damage, costs, charge, liability or expense resulting from Escrow Agent's willful misconduct or gross negligence), including, but not limited to, court costs and attorney's fees, which may result from the obligation and duty as Escrow Agent accepted by the said Escrow Agent, including, but not limited to, situations in which disputes arise concerning release of the Escrowed Property. Purchaser and Seller shall be jointly and severally bound to Escrow Agent for all such amounts, but Purchaser and Seller will have a right of contribution against each other based on their comparative fault. If neither is at fault, their liability to Escrow Agent shall be equally apportioned between them, and each may recover from the other any amount paid in excess of that amount.

           FURTHER, we, the undersigned understand that Escrow Agent executes this Agreement solely for the purpose of accepting the escrow created by this Agreement, on the terms and conditions set forth in this Agreement, and undertakes to perform the duties, but only the duties, specifically set forth in this Agreement. Escrow Agent is not required to secure the performance of its duties by bond or otherwise. Without limiting the generality of the foregoing, the responsibilities of Escrow Agent are further defined, limited, and qualified by the following:

                     (a) The duties and obligations of Escrow Agent shall be determined by the express provisions of this Agreement, and this Agreement is not to be interpreted or construed to impose on Escrow Agent any implied duties, covenants, or obligations of any kind whatsoever;

                     (b) Escrow Agent shall receive, hold, and release the Escrowed Property in accordance with this Agreement;

                     (c) Escrow Agent may execute any of its rights, powers or responsibilities under this Agreement either directly or by or through its agents, partners, employees, or attorneys, and it shall not be liable for any error of judgment made in good faith by an authorized agent, partner, employee or attorney of it, unless it is proven that Escrow Agent was guilty of gross negligence or deliberate and willful misconduct in ascertaining the pertinent facts or in employing or supervising the agent, partner, employee, or attorney;

                     (d) Escrow Agent shall not be liable to any person with respect to any action taken, suffered or omitted by it in accordance with this Agreement, a written decision of an arbitrator or arbitration panel, written joint or concurring instructions signed by Purchaser and Seller or an order issued by a court of competent jurisdiction;

                     (e) Escrow Agent may rely on any document given to it pursuant to this Agreement without verifying the authenticity of it, the genuineness of any signature on it or the authority of the person signing the document or purporting to give it to Escrow Agent, and Escrow Agent is not obligated to examine or pass upon the validity, execution, binding effect or sufficiency of this Agreement or any amendment or supplement to either of them;

                     (f) Escrow Agent shall be free from any liability when acting in good faith in accordance with any written advice or opinion received from legal counsel, an independent certified public accountant or other expert rendering advice or an opinion within his area of expertise, and the expenses thereof shall be joint and several obligations of the Parties;

                     (g) Escrow Agent does not have any duty to make any inquiry, determination, or verification with respect to the performance by Seller, Purchaser or any other party of any provision of this Agreement or the Operative Agreements;

                     (h) Escrow Agent does not have any duty to give the property held in escrow by it under this Agreement any greater degree of care than it gives its own similar property, and Escrow Agent makes no representation as to the value, validity, genuineness, or collectibility of any security or other document or instrument delivered to it; and

                     (i) Seller acknowledges that Escrow Agent is legal counsel for Purchaser and represents it in connection with the transactions described in this Agreement and the Operative Agreements, and Seller consents to Escrow Agent representing Purchaser in all claims, disputes, matters and things directly or indirectly arising from or related to transactions described in this Agreement or the Operative Agreements; it being specifically understood and agreed that Escrow Agent can represent Purchaser in any dispute with, or claim, arbitration or legal proceeding against Seller or any other person hereafter arising notwithstanding then acting as Escrow Agent hereunder.

           Each notice, demand, consent, request, approval, and other communication required or permitted by this Agreement (whether or not this Agreement expressly states that it must be in writing) will be valid only if it is in writing and delivered personally or by telecopy, commercial courier, or

United States certified or registered mail, return receipt requested and postage prepaid, and addressed by the sender to the other party as follows:


                 (i) if to Purchaser, to:

                            Offshore Aviation Inc.
                            11200 Richmond, Suite 400Houston, TX  77082
                            Attn:   Mr. Milton R. Rose
                            Phone:  281-899-4803
                            Fax:   281-899-4801

                            With a copy to:

                            Ms. Alice Gran
                            SEACOR SMIT  Inc.
                            First Floor
                            9 Grays Inn Square
                            London, UK  WC1R 5JR

                            Fax: No.:  44207-404-1301

                 (ii) if to Seller, to:

                            Edward L. Behne
                            8919 Paul B. Koonce
                            Houston, TX  77061
                            Phone:  713-649-6300
                            Fax:  713-649-0572

                            With a copy to:

                            Jack Holland, Esq.
                            Holland Law Office
                            8031 Airport Blvd., Suite 216
                            Houston. TX  77061-4131

                            Phone:  713-242-0200
                            Fax:  713-242-0254

                 (iii) if to Escrow Agent, to:

                            Bell, Ryniker, Letourneau & Nork, P.C.
                            5847 San Felipe, Suite 4600
                            Houston, Texas  77057
                            Attention:  Michael Bell, Esq.
                            Phone:   713-871-8822
                            Fax:   713-871-8844
or to such other address as the intended recipient designates by written notice to the sender that is given in accordance with this section. A validly given notice, demand, consent, request, approval, or other communication will be effective and deemed received hereunder on the earlier of its receipt, if delivered personally or by telecopy (with receipt of facsimile confirmation) or on the day of delivery if delivered by commercial courier or on the fifth day after it is postmarked by the United States Postal Service, if delivered by United States certified or registered mail, return receipt requested and postage prepaid. Each party shall promptly notify the other of any change in its mailing address.

                    This Agreement shall be governed and construed in accordance with the laws of the State of Texas, U.S.A., excluding any conflicts of law rule which may refer to the laws of another jurisdiction. The parties hereby irrevocably consent to the exclusive jurisdiction of the state and federal courts sitting in Houston, Texas, and irrevocably appoint the Texas Secretary of State as their agent for service of process unless the said party has appointed an agent for service of process in Texas. This Agreement constitutes the entire agreement between the parties concerning this subject matter, and may not be amended, modified, or waived except in writing signed by the parties. All oral or written representations and warranties, if any, made by the parties in connection herewith are deemed to be merged and incorporated herein, and neither party shall be entitled to rely on any representation or warranty not expressly set forth in this Agreement. This Agreement shall inure only to the benefit of the parties hereto and their successors and permitted assigns, and may not be assigned by either party without the other party's prior written consent. Should any clause or portion of this Agreement be deemed invalid, void, or otherwise unenforceable, the remainder of this Agreement shall remain in full force and effect as written. Notices under this Agreement shall be given to the parties at their addresses indicated herein . Notices shall be effective upon receipt. This Agreement may be signed in multiple counterparts, each of which taken together shall constitute one and the same instrument. Facsimile signature shall have the effect of delivered originals.

           IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed effective the day and year first above written.

                                           Seller:


                                           ---------------------------------
                                           EDWARD L. BEHNE

                                           Purchaser:

                                           OFFSHORE AVIATION INC.

                                           By:
                                               -----------------------------
                                           Name:
                                           Title:


Escrow Agent:

BELL, RYNIKER, LETOURNEAU & NORK, P.C.


BY:
    -----------------------------------
    Michael Bell, Esq.

                              EMPLOYMENT AGREEMENT

                                (Exhibit 5.8(a))


           This Employment Agreement (this "Agreement") by and between, Tex-Air Helicopters, Inc., a Texas corporation ("Company"), and Edward L. Behne ("Employee") is dated as of December 31, 2002.

           The Company and the Employee agree as follows:

           1. Employment. Subject to the provisions for termination as hereinafter provided, Employee's employment with company shall be pursuant to the terms of this Agreement and shall be for the period commencing on January 1, 2003 and expiring on the third anniversary thereof. Such period of employment, as may be continued under the provisions of Section 2 if applicable, is referred to as the "Employment Term".

           2. Continuation. If Employee continues to serve as an employee of the Company after the third anniversary hereof, employee's continued employment shall be subject to the terms of this Agreement but shall be terminable at will by either Company or Employee and such continued period of employment shall be included in the Employment Term.

           3. Duties. The Employee shall serve as President of the Company and shall perform, faithfully and diligently, such duties, and shall have such responsibilities appropriate to such position, as shall be assigned to him from time to time by the Chairman of the Company or his designee, to whom he shall report. The employee shall devote his full time and attention to his employment with the Company.

           4. Compensation and Benefits.

           (a) Salary. During the Employment Term, the Company will provide Employee an annual base salary of $175,000 per year, less state and federal withholding, social security, and other standard payroll deductions as shall be required to be withheld by applicable law or regulations, payable to Employee in accordance with the policies of the Company as from time to time in effect, but in no event less than twice each month.

           (b) Other Benefits. Employee shall be permitted, during the Employment Term, if and to the extent eligible, to participate in any vacation benefits, group life, hospitalization or disability insurance plans, health programs, pension plans, 401(k) plans, profit sharing plans or similar benefit plans or other so-called "fringe benefits" offered by Company (collectively, "Benefits"), which may be available to other employees of the Company on terms no less favorable to the Employee than the terms offered to other such Company employees.

           (c) Incentive Compensation.

                     (i) Stock. Subject to the provisions contained in Paragraph 5 hereof, Employee shall receive as a bonus for the continued performance of this Agreement 1000 shares of restricted stock in SEACOR Smit Inc., 333 of such shares on the first and second anniversary dates of this agreement, plus one day, and 334 of such shares on the third anniversary date of this Agreement plus one day, and be subject to the terms and conditions contained in the Seacor Restricted Stock Agreement, attached as Exhibit A hereto.

           (d) General Business Expenses. The Company shall pay or reimburse the Employee for all authorized reasonable expenses authorized under Company's reimbursement policies that are necessarily incurred by the Employee during the Employment Term in the performance of the Employee's service under this Agreement. Such payment shall be made upon presentation of such documents as the Company customarily requires of its employees prior to making such payments or reimbursements.

           5. Termination of Employment.

           (a) During the Employment Term, the Employee's status as an employee will terminate immediately and automatically upon the earliest to occur of: (i) the death or "Disability" (as defined below) of the Employee; (ii) the discharge of the Employee by the Company "For Cause" (as defined below); or (iii) the expiration of the Employment Term.

The Employee hereby accepts such employment subject to the terms and conditions hereof.

           (b) As used herein, "For Cause" shall mean any one or more of the following: (i) material or repeated violations by the Employee (after notice thereof from the Company) of the terms of this Agreement or the Employee's material or repeated failure (after notice thereof from the Company) to perform the Employee's duties in a manner consistent with the Employee's position; (ii) excessive absenteeism on the part of the Employee not related to illness or disability; (iii) the Employee's indictment for a felony or conviction of a misdemeanor involving moral turpitude; (iv) the Employee's commission of fraud, embezzlement, theft or other acts involving dishonesty, or crimes constituting moral turpitude, in any case whether or not involving the Company, that in the opinion of the President, renders the Employee's continued employment harmful to the Company; (v) substance abuse on the part of the Employee; or (vi) knowing and material failure by the Employee to comply with applicable laws and regulations relating to the business of the Company or its Affiliates; or (vii) the Employee acting in bad faith relative to the Company's business interests. In the event this Agreement is terminated by the Company For Cause, Employee shall be entitled to receive only that Salary earned and Benefits accrued through the date of termination, and without limitation, will not be entitled to receive any Stock, referred to in sub-paragraph 4 (c) (ii) of this Agreement, not then vested.

          (c) As used herein, "Disability" shall mean a physical or mental incapacity of the Employee that, in the good faith determination of the Company has prevented the Employee from performing the duties assigned the Employee by the Company for 30 consecutive days or for a period of more than 60 days in the aggregate in any 12-month period and that, in the determination of the Company after consultation with a medical doctor appointed by the Company, may be expected to prevent the Employee for any period of time thereafter from devoting the Employee's full time and energies (or such lesser time and energies as may be acceptable to the Company in its sole discretion) to the Employee's duties as provided hereunder. The Employee's employment hereunder, except as otherwise agreed to in writing between the Company and the Employee, shall cease as of the date of such determination. The Employee agrees to submit to medical examinations, at the Company's sole cost and expense, to determine whether a Disability exists pursuant to reasonable requests that the Company may make from time to time. In the event this Agreement is terminated by the Company under sub-paragraph 5 (a) (i) hereof, Employee or his legal representatives, as applicable, shall be entitled to receive all Salary earned, plus any Stock, referred to in sub-paragraph 4 (c) (i) of this Agreement, shall vest immediately, plus any and all Benefits then accrued, up to the date of the employee's death, or the date of termination in the event of disability, as applicable, except that to the extent that Employee remains employed during the period of any such physical or mental incapacity as provided above, the Salary otherwise payable to the Employee may, in the absolute discretion of the Company, be reduced by the amount of any disability benefits or payments received by the Employee from the Company or any disability or health plan funded in whole or in part by the Company (excluding health insurance benefits or other reimbursement of medical expenses attributable to insurance policies that have not been funded in any part by the Company).

          (d) Additional Grounds for Termination by Company. The Company may terminate Employee's employment: (a) at will, at any time, without cause; (b) upon the bankruptcy or insolvency of Company; or (c) in connection with the dissolution or liquidation of the Company. In event of termination by the company under this Section 5(d), the Company shall be obligated (but shall only be obligated) to Employee for the payment, at the times and upon the terms provided for herein, of the Employee's Salary for the number of full months remaining in the Term of this Agreement, together with all unpaid Benefits awarded or accrued up to the date of termination, plus any Stock, referred to in sub-paragraph 4 (c) (i) of this Agreement, shall vest immediately.

          (e) Termination by Employee. Any termination of this Agreement by the Employee shall entitle the Company to discontinue payment of all Compensation and Benefits, described in Paragraph 4 of this Agreement, accruing from and after the date of termination, and without limitation, the Employee will not be entitled to receive any Stock, referred to in sub-paragraph 4 (c) (i) of this Agreement, not then vested.


           6. Confidential Information. The Employee shall hold, both during the Employment Term and for a period of three (3) years thereafter, in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries or corporate affiliates and their respective businesses and operations, including, without limitation, customer lists, pricing, bid strategy, business strategies, computer files and addresses, and corporate planning, which shall have been obtained by the Employee during the Employee's employment (whether prior to or after the date hereof) and which shall not have become public knowledge (other than by acts of the Employee or his representatives in violation of this Agreement or by third parties in violation of an obligation of confidentiality to Company). The Employee agrees (i) that, without the prior written consent of the Company or as may be otherwise required by law or legal process, he will not communicate or divulge any such information, knowledge or data to any party other than the Company and (ii) to deliver promptly to the Company upon its written request any confidential information, knowledge or data in his possession, whether produced by the Company or any of its subsidiaries and corporate and joint ventures or any past, current or prospective activity of the Company or any of its subsidiaries and joint ventures. The obligations of the Employee set forth in this Section 6 shall apply during the Employment Term and shall survive termination of this Agreement and/or the termination of the Employee's services for a period of three (3) years thereafter, regardless of the reason for such termination.

           7. No Tampering. While Employee is employed by the Company and for three (3) years following the termination of Employee's employment with the Company, the Employee shall not request, induce or attempt to influence any customers of the Company that have done business with or potential customers which have been in contact with the Company to curtail or cancel any business they may transact with the Company or request, induce or attempt to influence any employee of the Company to terminate his or her employment with the Company. The obligations of the Employee set forth in this Section 7 shall apply during the Employment Term and shall survive termination of this Agreement and/or the termination of the Employee's services under this Agreement for a period of three (3) years thereafter, regardless of the reason for such termination.

           8. Limited Covenant Not to Compete.

           (a) While Employee is employed by the Company and for a period of two
(2) years following the Employment Term, but in no event less than the five (5) years from the date of this Agreement, the Employee will not, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any company or other business enterprise engaged, directly or indirectly, in the providing of helicopter transportation services for the offshore oil and gas exploration and production industry in the Gulf of Mexico, so long as the Company and its Parent or any of its Affiliates or joint ventures is engaged in such business; provided, however, that nothing contained herein shall prohibit the Employee from making investments in any publicly held company which do not exceed in the aggregate two (2) percent of the equity interest of such company.

           (b) As part of the consideration for the compensation and benefits to be paid to the Employee hereunder; to protect the trade secrets and confidential information of Company and its affiliates that have been and will in the future be disclosed or entrusted to the Employee, the business goodwill of the Company and its affiliates that has been and will in the future be developed in the Employee, or the business opportunities that have been and will in the future be disclosed or entrusted to the Employee by the Company and its affiliates; and, as an additional incentive for the Company to enter in this Agreement, the Company and the Employee agree to the non-competition obligations hereunder. The obligations of the Employee set forth in this Section 8 shall apply during the Employment Term and shall survive termination of this Agreement and/or the termination of the Employee's services under this Agreement for a period of two
(2) years, but in no event less than the five (5) years from the date of this Agreement, regardless of the reason for such termination.


           9. Statements Concerning the Company. The Employee shall refrain, both during the Employment Term and following the termination of Employee's employment by the Company for any reason, from publishing any oral or written statement about the Company, any of its affiliates, or any of such entities' officers, employees, agents or representatives that are slanderous, libelous or defamatory; or that disclose private or confidential information about the Company, any of its affiliates, or any of such entities' business affairs, officers, employees, agents or representatives; or that constitute an intrusion into the seclusion or private lives of the Company, any of its affiliates, or any of such entities' officers, employees, agents or representative or that give rise to unreasonable publicity about the private lives of the Company, any of its affiliates, or any of such entities' officers, employees, agents or representatives; or that place the Company, any of its affiliates, or any of such entities' officers, employees, agents or representatives in a false light before the public; or that constitute a misappropriation of the name or likeness of the Company, any of its affiliates, or any of such entities, officers, employees, agents or representatives. A violation or threatened violation of this prohibition may be enjoined by the courts. The rights afforded the Company and its affiliates under this provision are in addition to any and all rights and remedies otherwise afforded by law. The obligations of the Employee set forth in this Section 9 shall apply during the Employment Term and shall survive termination of this Agreement and/or the termination of the Employee's services, regardless of the reason for such termination.

           10. Property of the Company. All memoranda, lists, notes, records, manuals and related documents and other documents or papers (and all copies thereof) relating to the Company or its Affiliates, including such items stored in computer memories, microfiche or by any other means, made or compiled by or on behalf of Employee, or made available to the Employee relating to the Company and its Affiliates, shall be the property of the Company and its Affiliates, and shall be delivered to the Company and its Affiliates promptly upon termination of the Employee's employment with the Company and its Affiliates or at any other time upon request; provided, however, that Employee's address books, diaries, and rolodex files shall be deemed to be property of Employee.

           11. Injunctive Relief. In the event of a breach or threatened breach by the Employee of the provisions of Sections 6, 7, 8, 9 or 10 (the "Restrictive Covenants") of this Agreement during or after the term of this Agreement, the Company shall be entitled to injunctive relief restraining the Employee from violation of such sections. Employee agrees not to contest same. Employee further agrees that Company shall not be required to post any bond in any amount as a condition to the granting of injunctive relief to Company. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy at law or in equity it may have in the event of breach or threatened breach of this Agreement by the Employee.

           12. Binding Effect.

           (a) This Agreement shall be binding upon and inure to the benefit of the Company and any of its successors and assigns.

           (b) This Agreement is personal to the Employee and shall not be assignable by the Employee without the consent of the Company (there being no obligation to give such consent) other than such rights or benefits as are transferred by will or the laws of descent and distribution.

           (c) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets or business of the Company (i) to assume unconditionally and expressly this Agreement and (ii) to agree to perform all of its obligations under this Agreement in the same manner and to the same extent as would have been required of the Company had no assignment or succession occurred, such assumption to be set forth in a writing reasonably satisfactory to the Employee. In the event of any such assignment or succession, the term "Company" as used in this Agreement shall refer also to such successor or assign.

           13. Notices. Any notice or other communication required under this Agreement shall be in writing, shall be deemed to have been given and received when delivered in person, or, if mailed, shall be deemed to have been given when deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, and shall be deemed to have been received on the third business day thereafter, and shall be addressed as follows:

           If to the Company, addressed to:

           Tex-Air Helicopters, Inc.
           8919 Paul B. Koonce
           Houston, TX  77061

           Attn:  c/o Milton R. Rose

           Fax No.:   713-649-0572

           With a copy to:

           Mr. Milton R. Rose
           Offshore Aviation Inc.
           11200 Richmond, Suite 400
           Houston, TX 77082

           Fax No.:  281-899-4801

           Ms. Alice Gran
           SEACOR SMIT Inc.
           First Floor
           9 Grays Inn Square
           London, UK  WC1R 5JR

           Fax: No.:  44207-404-1301

           If to the Employee, addressed to:

           Mr. Edward Behne
           8919 Paul B. Koonce
           Houston, TX 77061

           Fax No.:   713-649-0572

           With a copy to:

           Jack Holland, Esq.
           Holland Law Office
           8031 Airport Blvd., Suite 216
           Houston. TX  77061-4131

           Fax:  713-242-0254
or such address as to which any party hereto may have notified the other in writing.

           14. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas.

           15. Entire Agreement. This Agreement and the documents referred to herein, contain or refer to the entire arrangement or understanding between the Employee and the Company relating to the employment of the Employee by the Company, and all prior negotiations, communications, commitments, agreements, and understandings, written or verbal, are merged and incorporated herein. This Agreement supercedes any other employment or non-competition agreements existing between the parties. No provision of the Agreement, may be modified or amended except by an instrument in writing signed by or for both parties hereto.

           16. Severability. Employee acknowledges and agrees that the Restrictive Covenants are reasonable and valid in duration and geographical scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, to the extent necessary to bring such provision in compliance with the maximum duration or geographical limitation permitted under the applicable law, and, in its reduced form, such provision shall then be enforceable. If any court determines that any Restrictive Covenant, or any part thereof, is invalid or unenforceable, and not subject to reformation as provided above, the remainder of the restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions. Further, if any term or provision of this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

           17. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

           18. Remedies Not Exclusive. No remedy specified herein shall be deemed to be such party's exclusive remedy, and accordingly, in addition to all of the rights and remedies provided for in this Agreement, the parties shall have all other rights and remedies provided to them by applicable law, rule or regulation.

           19. Beneficiaries. Whenever this Agreement provides for any payment to be made to the Employee or his estate, such payment may be made instead to such beneficiary or beneficiaries as the Employee may have designated in writing and filed with the Company. The Employee shall have the right to revoke any such designation from time to time and to redesignate any beneficiary or beneficiaries by written notice to the Company.

           20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall have the effect of delivered originals.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                              TEX-AIR HELICOPTERS, INC.

                                              By:
                                                  ------------------------------
                                              Name:
                                              Title:




                                              EDWARD L. BEHNE


                                              ----------------------------------

                                 QUIT CLAIM DEED

                                 (Exhibit 11.1)


STATE OF TEXAS       )
                     )                   KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS     )


           THAT EDWARD L. BEHNE, Trustee (hereinafter called "Grantor"), for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration in hand paid to Grantor by Edward L. Behne, an individual resident of _______ County, Texas ("Grantee"), the receipt and sufficiency of which are hereby acknowledged and confessed, has GRANTED, BARGAINED, SOLD, and CONVEYED, and by these presents does GRANT, BARGAIN, SELL, and CONVEY unto Grantee, without representation or warranty of any kind, express, implied, or otherwise, all right, title, and interest of Grantor in the following described property, to wit:

         1,038.75 acres, more or less, out of and being part of Survey Nos. 108 and 818, in Edwards County, and Survey Nos. 108, 109 and 818 in Kinney County, GWT&P RR Company, located in Kinney County, Texas, with said Tract being more fully described my (sic) metes and bounds in Exhibit "A", attached hereto and made a part hereof for all purposes, and 83.42 acres, more or less, located in Edwards County, Texas, and being referred to as Tract "B" in the metes and bounds description on Exhibit "B", attached hereto and made a part hereof for all purposes, and 0.014 acres, more or less, out of Survey No. 822, S.A. RANEY, Abstract No. 3168, located in Edwards County, Texas, referred to as Tract "C" on the metes and bounds description in Exhibit "C", attached hereto and made a part hereof for all purposes, and 43.04 acres, more or less, out of Survey No. 818, TC Railway Company, located in Kinney and Edwards County, Texas, referred to as Tract "D" in the metes and bounds description in Exhibit "D", attached hereto and made a part hereof for all purposes.

           SAVE AND EXCEPT and there is hereby reserved unto Grantor, his heirs, personal representatives, successors and assigns, all of the undivided interest in the oil, gas and other minerals in and under, and that may be produced from said lands, and all royalty in all the oil, gas and other minerals in and under and that may be produced from said lands, it being understood and agreed that this interest shall be for the benefit of and be owned by the Grantor, and his successors in interest, and that in no event by warranty, estoppel, or otherwise, shall Grantee or Grantee's successors in interest acquire any part of said interest as a result of this conveyance.

           THIS CONVEYANCE is made and accepted subject to all reservation of all minerals. This conveyance is further made expressly subject to all rights-of-way, conditions, covenants, easements, restrictions, reservations, and exceptions provided by statutes or of record affecting the premises, and subject to all ordinances, statutes and regulations of competent governmental authority applicable to and enforceable against the above described premises.

           THE PROPERTY IS HEREBY CONVEYED TO GRANTEE ON AN "AS IS, WHERE IS" BASIS, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AND GRANTEE AGREES TO ACCEPT DELIVERY OF THE PROPERTY IN SUCH CONDITION. NO OTHER OBLIGATIONS, REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, ARE MADE WITH RESPECT TO THE MAINTENANCE, REPAIR, CONDITION, VALUE, MARKETABILITY, MERCHANTABILITY, USEFULNESS OR FITNESS FOR ANY PURPOSE, OF THE PROPERTY INCLUDING, WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, OR ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. GRANTEE HEREBY WAIVES ALL CLAIMS FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, WITH RESPECT TO THE PROPERTY, IT BEING THE INTENTION OF GRANTEE AND GRANTOR THAT THE PROPERTY BE CONVEYED TO GRANTEE IN ITS PRESENT CONDITION AND STATE OF CONDITION "AS IS, WHERE IS", WITH ALL FAULTS, BOTH KNOWN OR UNKNOWN. FURTHER TO THE FOREGOING, GRANTEE HEREBY WAIVES EACH AND EVERY CLAIM FOR RECOVERY AGAINST GRANTOR FOR ANY AND ALL LOSS OR DAMAGE TO OR CAUSED BY THE PROPERTY INCIDENT TO, CONNECTED WITH, ARISING OUT OF OR RELATING, DIRECTLY OR INDIRECTLY, TO THE USE, OWNERSHIP, MAINTENANCE, REPAIR, DISPOSAL, OR CONDITION THEREOF, WHETHER IN CONTRACT OR TORT, AND GRANTEE SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS GRANTOR FROM ANY LOSS OR LIABILITY THEREFOR, INCLUDING WITHOUT LIMITATION ANY CLAIMS FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFIT, OR LOSS OF BUSINESS OPPORTUNITY.

           FOR THE SAME CONSIDERATION, GRANTEE SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS GRANTOR FROM AND AGAINST ANY CLAIMS, DEMANDS, LOSSES OR LIABILITIES OF ANY KIND FOR ILLNESS, INJURY, OR DEATH, TO ANY PERSON, OR LOSS OR LOSS OF USE OR DAMAGE TO PROPERTY OF GRANTEE OR ANY THIRD PARTY, OR FOR POLLUTION OR CONTAMINATION CLAIMS OF ANY KIND, WHETHER AT COMMON LAW, IN EQUITY, OR STATUTE OR REGULATION, UNDER THE LAWS OF THE UNITED STATES OF AMERICA, ANY STATE, OR ANY POLITICAL SUBDIVISION THEREOF, OR OF ANY OTHER COUNTRY, STATE, OR POLITICAL SUBDIVISION THEREOF, INCLUDING CLEAN UP, REMOVAL, PROPERTY DAMAGE, AND FINES OR PENALTIES, ACCRUING BOTH AND AFTER THE EXECUTION OF THIS BILL OF SALE, WHICH ARE INCIDENT TO, CONNECTED WITH, ARISE OUT OF OR RELATE, DIRECTLY OR INDIRECTLY, TO THE USE, OWNERSHIP, MAINTENANCE, REPAIR, DISPOSAL, OR CONDITION OF THE PROPERTY.

           ALL RELEASES, INDEMNITIES, AND LIMITATION OF DAMAGES IN THIS DEED SHALL APPLY REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED TO BY SOLE OR CONCURRENT NEGLIGENCE OF GRANTOR OR THE OR STRICT LIABILITY OR ANY DEFECT IN PREMISES, EQUIPMENT OR MATERIAL, AND REGARDLESS OF WHETHER PRE-EXISTING THE EXECUTION OF THIS DEED.

           TO HAVE AND TO HOLD the right, title, and interest of Grantor in the above described premises, subject to the above, together with all and singular the rights and appurtenances thereto in anywise belonging, with said Grantee, its heirs, successors, and assigns, forever.

           EXECUTED and DELIVERED this ______ day of ________________, 200__.



                                   ------------------------------------
                                   EDWARD L. BEHNE, TRUSTEE










STATE OF TEXAS       )

COUNTY OF HARRIS     )

           THIS INSTRUMENT was acknowledged before me on ____________, ____, 200___ by Edward L. Behne, Trustee.



                                 ---------------------------------------
                                 NOTARY PUBLIC IN AND FOR THE STATE
                                 OF TEXAS

                                 My commission expires: __________________

                                QUIT CLAIM DEED

                                 (Exhibit 11.1)

STATE OF TEXAS       )
                     )                   KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF HARRIS     )


           THAT EDWARD L. BEHNE, Trustee (hereinafter called "Grantor"), for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration in hand paid to Grantor by Edward L Behne, an individual resident of _______ County, Texas ("Grantee"), the receipt and sufficiency of which are hereby acknowledged and confessed, has GRANTED, BARGAINED, SOLD, and CONVEYED, and by these presents does GRANT, BARGAIN, SELL, and CONVEY unto Grantee, without representation or warranty of any kind, express, implied, or otherwise, all right, title, and interest of Grantor in the following described property to wit:

           1,944.72 acres, more or less, out of and being part of Surveys Numbered 106, 107, 108, 109, 110 and 111 in Kinney County, GWT&P RR Company, located in Kinney County, Texas, with said Tract being more fully described by metes and bounds in Exhibit "A", attached hereto and made a part hereof for all purposes, and 2.14 acres, more or less, located in Kinney County, Texas, out of Survey 106, Abstract 2122, and being referred to as Tract "G" in the metes and bounds description on Exhibit "B", attached hereto and made a part hereof for all purposes, and 4.13 acres, more or less, out of Survey No. 106, Abstract No. 2122, located in Kinney County, Texas, referred to as Tract "H" on the metes and bounds description in Exhibit "C", attached hereto and made a part hereof for all purposes, and 3.49 acres, more or less, out of Survey No. 111, located in Kinney County, Texas, referred to as Tract "I" in the metes and bounds description in Exhibit "D" attached hereto and made a part hereof for all purposes.

           SAVE AND EXCEPT and there is hereby reserved unto Grantor, his heirs, personal representatives, successors and assigns, all of the undivided interest in the oil, gas and other minerals in and under, and that may be produced from said lands, and all royalty in all the oil, gas and other minerals in and under and that may be produced from said lands, it being understood and agreed that this interest shall be for the benefit of and be owned by the Grantor, and his successors in interest, and that in no event by warranty, estoppel, or otherwise, shall Grantee or Grantee's successors in interest acquire any part of said interest as a result of this conveyance.


           THIS CONVEYANCE is made and accepted subject to all reservation of all minerals. This conveyance is further made expressly subject to all rights-of-way, conditions, covenants, easements, restrictions, reservations, and exceptions provided by statutes or of record affecting the premises, and subject to all ordinances, statutes and regulations of competent governmental authority applicable to and enforceable against the above described premises.

           THE PROPERTY IS HEREBY CONVEYED TO GRANTEE ON AN "AS IS, WHERE IS" BASIS, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AND GRANTEE AGREES TO ACCEPT DELIVERY OF THE PROPERTY IN SUCH CONDITION. NO OTHER OBLIGATIONS, REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, ARE MADE WITH RESPECT TO THE MAINTENANCE, REPAIR, CONDITION, VALUE, MARKETABILITY, MERCHANTABILITY, USEFULNESS OR FITNESS FOR ANY PURPOSE, OF THE PROPERTY INCLUDING, WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, OR ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. GRANTEE HEREBY WAIVES ALL CLAIMS FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, WITH RESPECT TO THE PROPERTY, IT BEING THE INTENTION OF GRANTEE AND GRANTOR THAT THE PROPERTY BE CONVEYED TO GRANTEE IN ITS PRESENT CONDITION AND STATE OF CONDITION "AS IS, WHERE IS", WITH ALL FAULTS, BOTH KNOWN OR UNKNOWN. FURTHER TO THE FOREGOING, GRANTEE HEREBY WAIVES EACH AND EVERY CLAIM FOR RECOVERY AGAINST GRANTOR FOR ANY AND ALL LOSS OR DAMAGE TO OR CAUSED BY THE PROPERTY INCIDENT TO, CONNECTED WITH, ARISING OUT OF OR RELATING, DIRECTLY OR INDIRECTLY, TO THE USE, OWNERSHIP, MAINTENANCE, REPAIR, DISPOSAL, OR CONDITION THEREOF, WHETHER IN CONTRACT OR TORT, AND GRANTEE SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS GRANTOR FROM ANY LOSS OR LIABILITY THEREFOR, INCLUDING WITHOUT LIMITATION ANY CLAIMS FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFIT, OR LOSS OF BUSINESS OPPORTUNITY.

           FOR THE SAME CONSIDERATION, GRANTEE SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS GRANTOR FROM AND AGAINST ANY CLAIMS, DEMANDS, LOSSES OR LIABILITIES OF ANY KIND FOR ILLNESS, INJURY, OR DEATH, TO ANY PERSON, OR LOSS OR LOSS OF USE OR DAMAGE TO PROPERTY OF GRANTEE OR ANY THIRD PARTY, OR FOR POLLUTION OR CONTAMINATION CLAIMS OF ANY KIND, WHETHER AT COMMON LAW, IN EQUITY, OR STATUTE OR REGULATION, UNDER THE LAWS OF THE UNITED STATES OF AMERICA, ANY STATE, OR ANY POLITICAL SUBDIVISION THEREOF, OR OF ANY OTHER COUNTRY, STATE, OR POLITICAL SUBDIVISION THEREOF, INCLUDING CLEAN UP, REMOVAL, PROPERTY DAMAGE, AND FINES OR PENALTIES, ACCRUING BOTH AND AFTER THE EXECUTION OF THIS BILL OF SALE, WHICH ARE INCIDENT TO, CONNECTED WITH, ARISE OUT OF OR RELATE, DIRECTLY OR INDIRECTLY, TO THE USE, OWNERSHIP, MAINTENANCE, REPAIR, DISPOSAL, OR CONDITION OF THE PROPERTY.

           ALL RELEASES, INDEMNITIES, AND LIMITATION OF DAMAGES IN THIS DEED SHALL APPLY REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED TO BY SOLE OR CONCURRENT NEGLIGENCE OF GRANTOR OR THE OR STRICT LIABILITY OR ANY DEFECT IN PREMISES, EQUIPMENT OR MATERIAL, AND REGARDLESS OF WHETHER PRE-EXISTING THE EXECUTION OF THIS DEED.

           TO HAVE AND TO HOLD the right, title, and interest of Grantor in the above described premises, subject to the above, together with all and singular the rights and appurtenances thereto in anywise belonging, with said Grantee, its heirs, successors, and assigns, forever.

           EXECUTED and DELIVERED this ______ day of ________________, 200__.



                                      -------------------------------------
                                      EDWARD L. BEHNE, TRUSTEE





STATE OF TEXAS       )

COUNTY OF HARRIS     )

           THIS INSTRUMENT was acknowledged before me on ____________, ____, 200___ by Edward L. Behne, Trustee.



                                  ---------------------------------------
                                  NOTARY PUBLIC IN AND FOR THE STATE
                                  OF TEXAS

                                  My commission expires: __________________

                             QUIT CLAIM BILL OF SALE


           FOR AND IN CONSIDERATION of the sum of U.S.$10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TEX-AIR HELICOPTERS, INC., a Texas corporation ("Seller"), has agreed to GRANT, BARGAIN, SELL, CONVEY, and ASSIGN and by these presents does, subject to the terms and conditions hereof, hereby GRANT, BARGAIN, SELL, CONVEY, and ASSIGN unto EDWARD L. BEHNE ("Buyer"), all of Buyer's right, title, and interest in and with respect to the following property:

           _______________________________________ (hereinafter the "Property")

           THE PROPERTY IS HEREBY CONVEYED TO BUYER ON AN "AS IS, WHERE IS" BASIS, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AND BUYER AGREES TO ACCEPT DELIVERY OF THE PROPERTY IN SUCH CONDITION. NO OTHER OBLIGATIONS, REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS OR IMPLIED, ARE MADE WITH RESPECT TO THE MAINTENANCE, REPAIR, CONDITION, DESIGN, OPERATION, VALUE, MARKETABILITY, MERCHANTABILITY, ELIGIBILITY FOR ANY TRADE, USEFULNESS OR FITNESS FOR ANY PURPOSE, OF THE PROPERTY INCLUDING, WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, OR ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. BUYER HEREBY WAIVES ALL CLAIMS FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, WITH RESPECT TO THE PROPERTY, IT BEING THE INTENTION OF BUYER AND SELLER THAT THE PROPERTY BE CONVEYED TO BUYER IN ITS PRESENT CONDITION AND STATE OF CONDITION "AS IS, WHERE IS", WITH ALL FAULTS, BOTH KNOWN OR UNKNOWN. FURTHER TO THE FOREGOING, BUYER HEREBY WAIVES EACH AND EVERY CLAIM FOR RECOVERY AGAINST SELLER FOR ANY AND ALL LOSS OR DAMAGE TO OR CAUSED BY THE PROPERTY INCIDENT TO, CONNECTED WITH, ARISING OUT OF OR RELATING, DIRECTLY OR INDIRECTLY, TO THE USE, OWNERSHIP, MAINTENANCE, REPAIR, DISPOSAL, SCRAPPING, CONDITION OR DESIGN THEREOF, WHETHER IN CONTRACT OR TORT, AND BUYER SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS SELLER FROM ANY LOSS OR LIABILITY THEREFOR, INCLUDING WITHOUT LIMITATION ANY CLAIMS FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFIT, OR LOSS OF BUSINESS OPPORTUNITY.

           FOR THE SAME CONSIDERATION, BUYER SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS SELLER FROM AND AGAINST ANY CLAIMS, DEMANDS, LOSSES OR LIABILITIES OF ANY KIND FOR ILLNESS, INJURY, OR DEATH, TO ANY PERSON, OR LOSS OR LOSS OF USE OR DAMAGE TO PROPERTY OF BUYER OR ANY THIRD PARTY, OR FOR POLLUTION OR CONTAMINATION CLAIMS OF ANY KIND, WHETHER AT COMMON LAW, IN EQUITY, OR STATUTE OR REGULATION, UNDER THE LAWS OF THE UNITED STATES OF AMERICA, ANY STATE, OR ANY POLITICAL SUBDIVISION THEREOF, OR OF ANY OTHER COUNTRY, STATE, OR POLITICAL SUBDIVISION THEREOF, INCLUDING CLEAN UP, REMOVAL, PROPERTY DAMAGE, AND FINES OR PENALTIES, ACCRUING BOTH AND AFTER THE EXECUTION OF THIS BILL OF SALE,

WHICH ARE INCIDENT TO, CONNECTED WITH, ARISE OUT OF OR RELATE, DIRECTLY OR INDIRECTLY, TO THE USE, OWNERSHIP, MAINTENANCE, REPAIR, DISPOSAL, SCRAPPING, CONDITION OR DESIGN OF THE PROPERTY.

           ALL RELEASES, INDEMNITIES, AND LIMITATION OF DAMAGES IN THIS BILL OF SALE SHALL APPLY REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED TO BY SOLE OR CONCURRENT NEGLIGENCE OF SELLER OR THE OR STRICT LIABILITY OR ANY DEFECT IN PREMISES, EQUIPMENT OR MATERIAL, AND REGARDLESS OF WHETHER PRE-EXISTING THE EXECUTION OF THIS BILL OF SALE.

           TO HAVE AND TO HOLD, in full, Seller's right, title, and interest in the Property for the sole use, benefit, and profit of said Buyer, its successors and assigns.

           IN WITNESS WHEREOF, this Bill of Sale has been executed, legalized, and delivered as of this ____ day of ____________, 200__.



                                   TEX-AIR HELICOPTERS, INC.

                                   By:
                                       ---------------------------------------
                                   Name:
                                   Title:

STATE OF TEXAS      )
                    )
COUNTY OF HARRIS    )


           This instrument was acknowledged before me, the undersigned notary public, on this _________ day of ________, 200__, by
__________________________________, _______________________ of Tex-Air
Helicopters, Inc., a Texas corporation, on behalf of said corporation.





                                     ---------------------------------
                                     Notary in and for the State of Texas

                                     My commission expires: ____________

                            Tex-Air Helicopters, Inc.
                                 (Schedule 11.1)
                                 Ranch Property


(a) 1,944.72 acres, more or less, out of and being part of Surveys Numbered 106, 107, 108, 109, 110 and 111 in Kinney County, GWT&P RR Company, located in Kinney County, Texas, with said Tract being more fully described by metes and bounds in Exhibit "A", attached hereto and made a part hereof for all purposes, and 2.14 acres, more or less, located in Kinney County, Texas, out of Survey 106, Abstract 2122, and being referred to as Tract "G" in the metes and bounds description on Exhibit "B", attached hereto and made a part hereof for all purposes, and 4.13 acres, more or less, out of Survey No. 106, Abstract No. 2122, located in Kinney County, Texas, referred to as Tract "H" on the metes and bounds description in Exhibit "C", attached hereto and made a part hereof for all purposes, and 3.49 acres, more or less, out of Survey No. 111, located in Kinney County, Texas, referred to as Tract "I" in the metes and bounds description in Exhibit "D" attached hereto and made a part hereof for all purposes.


(b) Warranty Deed with Vendor's Lien dated June 22, 1992, between Voekel Investments, Ltd, Grantor, and Edward L. Behne, Trusteee, Grantee, for certain property, 1,944.72 acres more or less, in Kinney County, Texas, referencing promissory note in the principal sum of $663,717.20.

     Deed of Trust dated June 22, 1992, executed by Edward L. Behne, Trustee, referencing promissory note in the principal sum of $663,717.20 for certain property, 1,944.72 acres more or less, in Kinney County, Texas.

     Real Estate Lien Note dated June 22, 1992 between maker Edward L. Behne, Trustee and payee, Voelkel Investments, Ltd. In the principal sum of $663,717.20.

     Warranty Deed with Vendor's Lien dated April 20, 1992, between Voekel Investments, Ltd, Grantor, and Edward L. Behne, Trusteee, Grantee, for certain property, 1,038.75 acres more or less, in Kinney and Edwards Counties, Texas, referencing promissory note in the principal sum of $375,306.25

     Deed of Trust dated April 20, 1992, executed by Edward L. Behne, Trustee, referencing promissory note in the principal sum of $375,306.25 for certain property, 1,038.75 acres more or less, in Kinney and Edwards Counties, Texas.

     Real Estate Lien Note dated April 20, 1992 between maker Edward L. Behne, Trustee and payee, Voelkel Investments, Ltd. In the principal sum of $375,306.25.


(c) List of land, improvements and equipment attached. There are no outstanding taxes.

                                    SCHEDULES

Schedule 2.4:  Required Approval
Schedule 2.5:  Required Approval for Warrant Shares
Schedule 3.2:  Authority/Conflict
Schedule 3.5:  Title to Properties;  Encumbrances
Schedule 3.6:  Undisclosed Liabilities
Schedule 3.7:  Taxes
Schedule 3.8:  Material Adverse Change
Schedule 3.9:  Employee Benefits
Schedule 3.10:  Legal Requirements/Governmental Authorizations
Schedule 3.11:  Legal Proceedings; Orders
Schedule 3.12:  Absence of Certain Changes and Events
Schedule 3.13(a)-(d):  Contracts
Schedule 3.14(b)-(c):  Insurance
Schedule 3.15:  Environmental Matters
Schedule 3.16:  Employees
Schedule 3.18(b):  Intellectual Property
Schedule 3.18(c):  Know-How Necessary for the Business
Schedule 3.18(d):  Patents
Schedule 3.18(e):  Trademarks
Schedule 3.18(f):  Copyrights
Schedule 3.21:  Relations with Related Persons
Schedule 4.2:
Schedule 5.7:  Transfer of Assets
Schedule 11.1:  Ranch Property